12-Month Pay History for Aged Collateral
CHEN 2005-D

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
DEAL:	Mortgage Loans	the Cutoff Date	the Cutoff Date
2000-B	822	43,849,825.21	61.83
1998-2	295	14,569,381.29	20.54
1998-1	224	10,496,160.85	14.80
2000-C	37	2,007,471.09	2.83
Total	1,378	70,922,838.44	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
X30:	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	910	45,230,882.56	63.77
1	187	10,077,832.70	14.21
2	111	6,407,014.80	9.03
3	75	3,979,535.88	5.61
4	44	2,377,036.91	3.35
5	22	1,356,230.85	1.91
6	12	586,845.63	0.83
7	8	374,776.84	0.53
8	3	195,152.09	0.28
9	2	200,277.01	0.28
10	2	49,551.99	0.07
11	2	87,701.18	0.12
Total	1,378	70,922,838.44	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
X60:	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	1,262	64,800,538.73	91.37
1	91	5,082,017.73	7.17
2	19	622,929.29	0.88
3	5	385,203.26	0.54
4	1	32,149.43	0.05
Total	1,378	70,922,838.44	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
X90:	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	1,294	65,637,784.17	92.55
1	30	1,789,089.77	2.52
2	17	881,812.54	1.24
3	7	255,790.07	0.36
4	10	774,434.07	1.09
5	7	336,999.73	0.48
6	6	744,074.56	1.05
7	2	206,673.85	0.29
8	2	151,878.05	0.21
9	1	32,040.63	0.05
11	2	112,261.00	0.16
Total	1,378	70,922,838.44	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FC:	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	1,316	66,937,594.46	94.38
1	28	1,546,987.79	2.18
2	16	1,290,139.66	1.82
3	8	323,102.56	0.46
4	5	399,839.73	0.56
6	3	285,594.79	0.40
7	2	139,579.45	0.20
Total	1,378	70,922,838.44	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
REO:	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	1,378	70,922,838.44	100.00
Total	1,378	70,922,838.44	100.00